                                                                EXHIBIT 10.14

                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT
                   ------------------------------------------

         This Agreement, made and entered into this 6th day of January, 1995 ("Effective Date") by and between Virtual Reality Laboratories, Inc. ("VRL"), a California corporation having its head office at 2341 Ganador Court, San Luis Obispo, CA 93401 U.S.A. and A.I. Soft, Inc. ("AI"), a Japanese corporation having its registered office at 3-5, 3-Chome, Owa, Suwa-shi, Nagano-ken, Japan,

                                   WITNESSETH:

         WHEREAS, VRL has been engaged in the design and development of various software products, particularly software of visual three dimensional images, animation and computer training and VRL owns certain valuable, proprietary and copyrightable software products;

         WHEREAS, VRL and AI desire to develop the Japanese version of such software owned by VRL; and

         WHEREAS, AI desires to obtain from VRL and VRL is willing to grant to AI, a license to use, reproduce, sell and distribute such Japanese version to their customers in Japan.

         NOW, THEREFORE, the parties hereto agree as follows:

         Article 1. Definitions.

         As used in this Agreement, the following terms shall have the following respective meanings:

         1.1 "Original Software" shall mean certain application software owned and developed by VRL. "Original Software" shall be more specifically described in each Individual Contract defined in Article 2.1 hereof.

         1.2 "Software" shall mean the software to be developed by VRL and AI under this Agreement based on Original Software.

         1.3 "Alpha (a) version" of Software shall mean pre-version of the Software which includes all of functions specified in the Specifications. Each of functions in the Alpha (a) version can be operated correctly on at least one of the platforms specified in the Specifications.

         1.4 "Beta (b) version" of Software shall mean pre-version of the Software which includes all of functions specified in the Specifications. All of functions in the Beta (b) version can be operated correctly on at least one of the platforms specified in the Specifications at the same time.

         1.5 "Final version" of Software shall mean copy master of the Software. All of functions specified in the Specifications can be operated correctly on all of the platforms specified in the Specifications at the same time.

         1.6 "Original Manuals" shall mean certain written materials concerning the Original Software, including without limitation, user manuals, instruction manuals, technical references and handbooks thereto.

         1.7 "Manuals" shall mean certain written materials concerning the Software in Japanese language to be made and translated by AI hereunder based on the Original Manuals.

         1.8 "Specifications" shall mean the specifications for the development of Software. The Specifications for each Software shall be described in the relevant Individual Contract.

         1.9 "Territory" shall mean the country of Japan.

         1.10 "Customers" shall mean customers of AI in the Territory to whom AI will sell and distribute the Software pursuant to this Agreement.

         1.11 "Distributors" shall mean distributors authorized by AI to sell and distribute the Software purchased from AI in the Territory.

         1.12 "Intellectual Property Right" shall mean any and all intellectual property rights, including without limitation, copyrights, patents, trademarks, know how, trade secrets and other proprietary rights.

         1.13 "Confidential Information" shall mean the proprietary information of the parties hereto which shall be disclosed to the other parties hereto during the term of this Agreement and which shall be marked as confidential or proprietary.

         Article 2. Individual Contract.

         2.1 When VRL and AI desire to develop and distribute certain Software, VRL and AI shall enter into an individual contract ("Individual Contract") for each Software by signing an Appendix to this Agreement in the form attached as
Exhibit 1 to this Agreement. The terms and conditions concerning development and distribution for each Individual Contract shall be specifically described in each Appendix.

         2.2 Each development of Software pursuant to a relevant Individual Contract shall be a separate and independent transaction.

         Article 3. Specifications.

         3.1 VRL and AI shall agree on the relevant Specifications before the execution of Individual Contract, based on marketing information provided by AI, the Original Software and technical information provided by VRL.

         3.2 If VRL and AI need to change the contents of the Specifications in the course of the development, VRL and AI shall discuss the need for the change in the Specifications. If the parties decide to change Specifications, such change shall be made by written statements signed by both parties.

         Article 4. Development Schedule.

         4.1 VRL and AI shall decide to schedule for the development of each Software before the execution of the Individual Contract.

         4.2 If VRL and AI need to change the development schedule in the course of the development, VRL and AI shall discuss the need to change the development schedule. If the parties decide to change the development schedule, such change shall be made by a written statement signed by both parties.

         Article 5. Tasks of the Parties

         VRL and AI shall perform the development of each Software by undertaking the following respective tasks.

         I. VRL's tasks:

         (1) development of Alpha (a) version of Software;

         (2) development of Beta (b) version of Software; and

         (3) development of Final version of Software by producing a master copy of the Final version of the Software.

         II. AI's tasks:

         (1) translation of the text files of the Original Software into the Japanese language and development of the resource file of the text form of Software;

         (2) testing and evaluation of the Alpha (a) version, the Beta (b) version and the Final version of the Software and reporting of the result of such tests and evaluations; and

                                        3

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         (3) translation of Original Manuals into Japanese language and production of Manuals.

         The more detailed tasks of each party shall be set forth in the relevant Individual Contract.

         Article 6. Expenses of the Parties.

         6.1 VRL and AI shall bear all the expenses incurred in connection with the performance of their own tasks pursuant to Article 5 hereof and each Individual Contract. No development fee shall be charged to either party hereunder.

         6.2 Notwithstanding the foregoing, the parties may, in certain cases, choose a different method for sharing the development expense as specified in the respective Individual Contract.

         Article 7. Delivery and Acceptance of Software.

         7.1 VRL shall deliver to AI a master copy of the Final version of each Software, which shall be stored in the media as decided between VRL and AI on or before the expected delivery date under the relevant Individual Contract.

         7.2 Within fifteen (15) days of AI's receipt of a master copy of the Final version of each Software pursuant to Article 7.1 hereof, AI shall perform the appropriate acceptance tests for such master copy and shall notify VRL of the results of each acceptance test in writing. In the event that AI finds any defects within the fifteen (15) day period and VRL shall then promptly repair such defects and deliver to AI a non-defective master copy of the Final version of the Software; provided that such master copy shall be deemed accepted by AI unless the Software is rejected by AI within the fifteen (15) day period. The foregoing procedure shall be repeated until AI accepts a master copy of the Final version of Software.

         Article 8. Completion and Discontinuance of the Development.

         8.1 The development of each Software hereunder shall be completed when a master copy of each Software is accepted by AI pursuant to Article 7.2 hereof.

         8.2 If either party encounters unexpected difficulties in developing the Software hereunder, the party shall notify the other party of the problem, and VRL and AI shall discuss whether to continue the development. If VRL and AI deem it impossible to proceed with the development, VRL and AI may discontinue such development by signing a written statement setting forth the ownership of such Software in process and any other terms, if necessary.

                                        4

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         Article 9. Grant of License.

         9.1 Upon the completion of the development of Software pursuant to
Article 8.1 hereof, VRL agrees to grant to AI an exclusive and nontransferable license to use, reproduce, sell, and distribute the Software to Customers in the Territory. Except as provided in Section 9.2 below, VRL shall not reproduce, have reproduced or distribute the Software, directly or indirectly, to any third party in the Territory. If VRL finds any potential Customer in Territory, VRL shall promptly inform AI of the name and address of such potential Customer.

         9.2 Notwithstanding the above, AI agrees that VRL may license to Fujita Research, its parent corporation Fujita Corporation, and their affiliates VRL's Vistapro software from VRL, without payment of commission or royalty to AI, for Japanization, use, distribution, sale or sublicense in Japan as an add-on or bunded application with Fujita Corporation's LASCUL software. AI further agrees, ,on a case-by-case basis, to consider in good faith additional requests by Fujita Research or Fujita Corporation for permission to directly license and Japanize certain VRL software programs for use or distribution in Japan in conjunction with Fujita's own software. AI shall not unreasonably withhold its consent to such requests.


         Article 10. Royalty.

         10.1 In consideration of a license for the Software granted hereunder, AI shall pay VRL a royalty ("Royalty") per sale of each Software. The Royalty rate per each Software shall be stipulated in each relevant Individual Contract. The Royalty shall be calculated and paid on a quarterly basis on the following formula:

         X=Y x Z

         X:       Royalty
         Y:       Unit sales price of Software sold by AI to Customer
         Z:       Rate of Royalty stipulated in relevant Individual Contract.

         If Customers or the Distributors return to AI the Software purchased from AI, VRL shall credit the Royalty already paid by AI for such returned Software.

         10.2 AI shall, on the last day of every calendar quarter, calculate the total amount of the Royalty for the quarter based on the number of each Software sold and the unit price of the Software, and report to VRL as soon as possible. VRL shall bill AI for the Royalty amount due. AI shall pay the Royalty within thirty (30) days thereafter the date of the bill from VRL to AI, by wire transfer to the bank account separately designated in writing by VRL. Any overdue amounts shall bear interest at the rate of one percent (1%) per month during the overdue period. The payment shall be made in U.S. dollars. The exchange rate between Japanese Yen and U.S. dollar to be applied for each payment shall be the Telegraphic Transfer Selling Rate (TTS) of the Bank of Tokyo in Japan on the date of each payment.

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         10.3 AI may withhold from any payment to VRL hereunder all sums required to be withheld by the Japanese government and shall keep complete books and records with respect to such withholding statements and shall cooperate with VRL in filing for a reduction of the withholding tax rate from twenty percent (20%) to ten percent (10%, obtaining tax credit certificate, refunds, etc. from the Japanese government.

         Article 11. Records and Audit.

         11.1 During the period of this Agreement AI shall keep accurate records and accounts as may be necessary for the calculation of Royalties due in each calendar quarter, specifying the number of each Software sold and the unit price of the Software in each calendar quarter.

         11.2 During the period of this Agreement or one (1) year thereafter, upon ten (10) days prior written request by VRL, AI agrees to permit VRL and its independent certified public accountant appointed by VRL and reasonably acceptable to AI adequate access during AI's regular working hours to such records and accounts reasonably requested by VRL at VRL's expense; provided that if VRL finds an under payment of more than five percent (5%) of the Royalty due hereunder as the result of such inspection and AI confirm such shortage, then AI shall bear all expenses of such inspection.

         Article 12. Trademark.

         VRL agrees that AI may use any and all of VRL's trademarks that appear on Original Software, Original Manuals or VRL's brochures, package or advertisement thereof, whether registered or unregistered, without registration, for the purpose of promotion and distribution of the Software.

         Article 13. Ownership.

         13.1 AI agrees that all Original Software and Original Manuals are the sole property of VRL and that VRL owns and retains the ownership of Intellectual Property Rights in or to Original Software and Original Manuals. VRL shall also own all Intellectual Property Rights in or to the modifications to the Original Software performed by VRL (which shall not include AI's Japanese language translations) in order to create the Software.

         13.2 VRL agrees that AI owns the ownership of Intellectual Property Rights in or to AI's Japanese language translations of the Original Software and Original Manuals resulting from performing its own tasks stipulated in each relevant Individual Contract. AI agrees that any part of Software and manuals, except for a part in or to which AI owns the ownership of Intellectual Property Rights pursuant to this Article 13.2, is the sole property of VRL and that VRL owns and retains the ownership of Intellectual Property Rights in or to such part of Software.

                                        6

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         Article 14. Technical Support.

         14.1 During the term of this Agreement, VRL and AI shall, without charge, provide each other with technical support necessary and useful for the purpose of this Agreement.

         14.2 AI shall be primarily responsible for technical support to its Customers. VRL agrees to make its best efforts to provide AI with back-up technical support to assist in the customer support service to be provided by AI to Customers relating to Software. Such technical support shall be provided, without charge, by facsimile or electronic-mail, promptly after VRL receives requests from AI.

         Article 15. Exchange of Information.

         VRL and AI shall periodically exchange technical and marketing information necessary and useful for the development and marketing of Software and any other information relating thereto. If VRL plans to release any Original Software in U.S.A., VRL shall provide AI with the information about such Original Software on or before its market release.

         Article 16. Warranty.

         16.1 VRL hereby represents and warrants that VRL owns, or otherwise has rights necessary for any development of Software to be performed hereunder and any license for Software to be granted hereunder. VRL hereby further represents and warrants that any Original Software will be free from any infringement or threatened infringement of any U.S. or Japanese Intellectual Property Rights.

         16.2 VRL will indemnify, defend and hold AI harmless against any actions, demands, claims, investigations, suits, proceedings brought against AI by a third party in connection with such Intellectual Property Rights, and VRL will pay any costs (including reasonable attorneys fee), liabilities and damages awarded against AI as a result of such actions, demands, claims, investigations, suits and proceedings and/or incurred by AI in or through settlement thereof.

         16.3 In case any Software developed hereunder becomes or is likely to become, the subject of any actions, demands, claims, investigations, suits or proceedings, AI will permit VRL, at VRL's option and expense, to (1) procure for AI the right to continue the use, reproduction, sale and distribution of such Software, or (2) replace or modify such Software so that they become non-infringing, or (3) provide an alternative software which is equivalent to such Software in function, performance and content.

         Article 17. Confidentiality.

         17.1 Neither party shall use nor disclose the other party's Confidential Information except as permitted by this Agreement. The receiving party, however, shall have no obligations concerning the disclosing party's Confidential Information if the disclosing party's Confidential Information:

                                        7

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         (a) is made public before the disclosing party discloses it to the receiving party;

         (b) is made public after the disclosing party discloses it to the receiving party (unless its publication is a breach of this Agreement);

         (c) is rightfully in the possession of the receiving party before the disclosing party discloses it to receiving party; or,

         (d) is rightfully obtained by the receiving from a third party who is lawfully in possession of the information and not in violation of any contractual, legal or fiduciary obligation to the disclosing party with respect to the information, and who does not require the receiving party to refrain from disclosing the information to others.

         17.2 If the disclosing party provides its Confidential Information orally or in another intangible form, it shall be considered confidential and proprietary if it is treated as confidential or proprietary at the time of disclosure and describe in a writing provided to the receiving party within thirty (30) days of the oral or other intangible disclosure, which writing shall be marked as confidential or proprietary.

         17.3 The receiving party will be under no obligation concerning the other party's Confidential Information if the receiving party can show by documentary evidence to have already been in the lawful possession of the disclosing party's Confidential Information or that the receiving party has independently developed the other party's Confidential Information.

         Article 18. Term.

         This Agreement shall be effective for a term of three (3) years from the date hereof and shall be renewed for additional one (1) year terms automatically unless either party gives notice to the other party not later than sixty (60) days prior to the expiration date of the then current term.

         Article 19. Termination.

         19.1 If either party defaults in the performance of any of its obligations pursuant to this Agreement and fails to correct the default within sixty (60) days after the non-defaulting party gives to the defaulting party a written notice of the default, then the non-defaulting party may immediately terminate this Agreement by written notice thereof.

         19.2 Either party shall have the right to immediately terminate this Agreement upon:

         (i) the insolvency or voluntary or involuntary bankruptcy of the other party; or

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         (ii) the appointment of any receiver, trustee or custodian for all or a substantial part of the assets of the other party, or an assignment by the other party for the benefit of creditors; or

         (iii) the voluntary or involuntary dissolution of the other party.

         19.3 Even if VRL terminates this Agreement because of AI's default pursuant to Article 19.1 hereof, AI may continue to reproduce and distribute all Software for a period of ninety (90) days after such termination to the extent that VRL has actually granted license to AI prior to such termination.

         Article 20. Assignment.

         Neither party shall assign this Agreement nor assign, transfer or sublicense any rights given in it without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment without the consent of the other party shall be void. This Agreement shall be binding upon and benefit the successors and assignees of the parties.

         Article 21. Waiver.

         If either party fails to require performance by the other party pursuant to this Agreement or fails to claim that the other party has breached any provision of this Agreement, this failure will not be construed as a waiver or release of any right accruing pursuant to this Agreement, nor will it affect any subsequent breach or the effectiveness of this Agreement or any part of it, or prejudice either party with respect to any subsequent action. A waiver of any right accruing to either party shall not be effective unless given in writing.

         Article 22. Force Majeure.

         If:

                  Except for the obligation to pay money, neither party shall be liable for its failure to delay in performing its obligations pursuant to this Agreement if the failure or delay was caused by act of God, war, riot, fire, sabotage, explosion, governmental orders or restrictions, strikes or other labor trouble or by interruption of or delay in transportation, inadequacy or failure of supply of materials or equipment or other causes beyond the reasonable control of the affected party. A party who is delayed in performing its obligations pursuant to this Agreement because of one of these events shall promptly notify the other party of the delay and the reason for the delay and shall exert its best efforts to recommence the performance of its obligations as soon as possible.

         Article 23. Applicable Law.

         This Agreement shall be governed by and construed in accordance with the laws of Japan.

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         Article 24. Arbitration.

         All disputes in connection with this Agreement that cannot be settled between the parties shall be settled by arbitration in Tokyo, Japan before the Rules of Japan Commercial Arbitration Association in accordance with the UNCITRAL Commercial Arbitration rules by one (1) arbitrator fluent in English. English language documents may be submitted without the need for translation. The arbitration award shall be final and binding upon the parties and may be entered into any court having jurisdiction or application may be made to a court for a judicial acceptance of the award and an order of enforcement.

         Article 25. Notices.

         Any notice required or permitted to be given shall be in the English language and be sent by registered airmail or by facsimile addressed to:

         If to VRL:        2341 Ganador Court, San Luis Obispo, CA 93401 USA
                           Tel: 1-805-545-8515
                           Fax: 1-805-545-8515

         If to AI:         7F Honmachi Daiichi-Seimei Bldg. 2-1-27 Chuoh,
                           Matsumoto-City, Nagano Japan
                           Tel: 81-263-36-1212
                           Fax: 81-263-36-5751

         Any notice sent by registered airmail shall be deemed to have been received ten (10) days after the date mailed, unless it was actually received earlier.

         Article 26. Entire Agreement.

         This Agreement sets forth the entire agreement and understanding between the parties as to its subject matter and supersedes all prior agreements, understanding and memoranda between the parties, if any, on the same subject matter of this Agreement. No amendments or supplements to this Agreement shall be effective for any purpose except by a written agreement signed by the parties.

         Article 27. Severability.

         If any provision of this Agreement is invalid or unenforceable, then that provision shall be given no effect and shall be deemed not to be included within the terms of this Agreement, without invalidating any of the remaining terms of this Agreement. The parties hereto shall then try to replace the invalid or unenforceable provision by a clause that is closest to the contents of the invalid or unenforceable provision.

                                       10

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         Article 28. Language.

         The controlling version of this Agreement shall be in English and all communications pursuant hereto shall be in the English language, which language shall control and any version in any other language shall be for accommodation only and not bind the parties hereto.

         Article 29. Headings.

         The headings of article and paragraphs used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of the respective articles and paragraphs of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and in duplicate to be executed by the duly authorized officers or representatives as of the date first above written.


Virtual Reality Laboratories, Inc.        A.I. Soft, Inc.

By:_______________________                By:___________________________

Name:_____________________                Name:_________________________

Title:______________________              Title:__________________________


                                       11

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                                    EXHIBIT 1


                                    APPENDIX
                                       TO
                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT
         BETWEEN VIRTUAL REALITY LABORATORIES, INC. AND A.I. SOFT, INC.


1.       Subject Software

         (1)      Software:

         (2)      Original Software:

2.       Specifications

         (1)      Software shall operate on the following platforms:

         (2) Software shall include a resource data of text file to support Japanese character code.

         (3)

         (4)

3.       Development Schedule and Tasks of VRL and AI:

         (1) VRL shall deliver the resource file in the text form of the Original Software to AI by _______, ___________;

         (2) AI shall translate resource file in the text form of the Original Software delivered by VRL into the Japanese language, to support the _____ Japanese character code, and deliver such translated text to VRL by ___________, ______________;

         (3) VRL shall compile the translated resource file in the text form delivered by AI, develop the Alpha (a) version of the Software, and deliver the Alpha (a) version of Software stored in __________ to AI by ____________, ___________;

         (4) AI shall test and evaluate the Alpha (a) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by ____________, ____________;


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         (5) VRL shall develop the Beta (b) version of Software, and deliver the
Beta (b) version of Software stored in ___________ to AI by _________, ___________;

         (6) AI shall test and evaluate the Beta (b) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by ____________, ____________;

         (7) VRL shall develop the Final version of Software, and deliver a master copy of the Final version of Software stored in _____________ to AI by ___________, _________; and

         (8) AI shall test and evaluate the Final version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by ____________, ____________.

         4. Royalty.

         The rate of Royalty shall be as follows:

                  Total number of Sales(*) Rate of Royalty

                           from     to
                           from     to

                  *"Total number of Sales" shall mean the total number of
                     Software sold by AI.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate by its duly authorized officers or representatives as of the date first above written.

Virtual Reality Laboratories, Inc.       A.I. Soft, Inc.

By:_______________________               By:___________________________

Name:_____________________               Name:_________________________

Title:______________________             Title:__________________________




                                       13

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                                 APPENDIX NO. 1
                                       TO
                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT
         BETWEEN VIRTUAL REALITY LABORATORIES, INC. AND A.I. SOFT, INC.
                           (DISTANT SUNS FOR WINDOWS)

         This Appendix, made and entered into this 6th day of January, 1995 by and between VIRTUAL REALITY LABORATORIES, INC. and A.I. SOFT, INC. pursuant to the Software Development and License Agreement dated January 6, 1995 ("Basic Agreement") between the parties,

         1. Subject Software

               (1) Software : Distant Suns/J for Windows Ver3.0

               (2) Original Software : Distant Suns for Windows Ver3.0

         2. Specifications

               (1) Software shall operate on the following platforms:

               (a) IBM's personal computers or IBM compatible personal computers (on which Microsoft Windows Ver3.1J can be operated).

               (b) NEC's PC-98 series personal computers or NEC compatible personal computers (on which Microsoft Windows Ver3.1J can be operated).

               (c) Fujitsu's FM-Towns series personal computers (on which Microsoft Windows Ver3.1J can be operated)

               (2) Software shall include a resource data in text form to support double-byte ASCII Japanese character code.

         3. Development Schedule and Tasks of VRL and AI for Software:

               (1) VRL shall deliver the resource file in text form of Original Software to AI by January 7, 1995;

               (2) AI shall translate the resource file in text file of Original Software delivered by VRL into the Japanese language in double-byte ASCII Japanese character code format, and deliver such translated resource file in text form to VRL by January 21, 1995;

               (3) VRL shall compile the translated resource file in text form delivered or transferred by AI and develop the Alpha (a) version of Software, and deliver the Alpha (a) version of Software stored in floppy disks to AI by January 31, 1995;


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




               (4) AI shall test and evaluate the Alpha (a) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by February 7, 1995.

               (5) VRL shall develop the Beta (b) version of Software, and deliver the Beta (b) version of Software stored in CD-R disk to AI by February 15, 1995;

               (6) AI shall test and evaluate the Beta (b) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by February 21, 1995;

               (7) VRL shall develop the Final version of Software, and deliver a master copy of the Final version of Software stored in CD-R disk to AI by February 28, 1995; and

               (8) AI shall test and evaluate the Final version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by March 7, 1995.

         4. Royalty.

            The rate of Royalty shall be as follows:

            Total Number of Sales (*) Rate of Royalty

            From 0 to 2,000                             26% of AI sales price
            from 2,001 to 4,000                         24% of AI sales price
            from 4,001 to 6,000                         22% of AI sales price
            from 6,001 to 8,000                         20% of AI sales price
            from 8,001 to 10,000                        19% of AI sales price
            10,001 and up                               18% of AI sales price

* "Total number of Sales" shall mean the total number of Software sold by AI.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate by its duly authorized officers or representatives as of the date first above written.

Virtual Reality Laboratories, Inc.       A.I. Soft, Inc.

By:_______________________               By:___________________________

Name:_____________________               Name:_________________________

Title:______________________             Title:__________________________

                                 APPENDIX NO. 2
                                       TO
                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT
         BETWEEN VIRTUAL REALITY LABORATORIES, INC. AND A.I. SOFT, INC.
                             (VISTA PRO FOR WINDOWS)


         This Appendix, made and entered into this 6th day of January, 1995 by and between VIRTUAL REALITY LABORATORIES, INC. and A.I. SOFT, INC. pursuant to the Software Development and License Agreement dated January 6, 1995 ("Basic Agreement") between the parties,

         1. Subject Software

               (1) Software : Vista Pro/J for Windows Ver3.0

               (2) Original Software : Vista Pro for Windows Ver3.0

         2. Specifications

               (1) Software shall operate on the following platforms:

               (a) IBM's personal computers or IBM compatible personal computers (on which Microsoft Windows Ver3.1J can be operated).

               (b) NEC's PC-98 series personal computers or NEC compatible personal computers (on which Microsoft Windows Ver3.1J can be operated).

               (c) Fujitsu's FM-Towns series personal computers (on which Microsoft Windows Ver3.1J can be operated)

               (2) Software shall include a resource data in text form to support double-byte ASCII Japanese character code.

         3. Development Schedule and Tasks of VRL and AI for Software:

               (1) VRL shall deliver the resource file in text form of Original Software to AI by February 7, 1995;

               (2) AI shall translate the resource file in text file of Original Software delivered by VRL into the Japanese language in double-byte ASCII Japanese character code format, and deliver such translated resource file in text form to VRL by February 21, 1995;

                  (3) VRL shall compile the translated resource file in text form delivered or transferred by AI and develop the Alpha (a) version of Software, and deliver the Alpha (a) version of Software stored in floppy disks to AI by February 28, 1995;

               (4) AI shall test and evaluate the Alpha (a) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by March 7, 1995.

               (5) VRL shall develop the Beta (b) version of Software, and deliver the Beta (b) version of Software stored in CD-R disk to AI by March 15, 1995;

               (6) AI shall test and evaluate the Beta (b) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by March 22, 1995;

               (7) VRL shall develop the Final version of Software, and deliver a master copy of the Final version of Software stored in CD-R disk to AI by March 31, 1995; and

               (8) AI shall test and evaluate the Final version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by April 7, 1995.

         4. Royalty.

            The rate of Royalty shall be as follows:

            Total Number of Sales (*) Rate of Royalty

            From 0 to 2,000                             26% of AI sales price
            from 2,001 to 4,000                         24% of AI sales price
            from 4,001 to 6,000                         22% of AI sales price
            from 6,001 to 8,000                         20% of AI sales price
            from 8,001 to 10,000                        19% of AI sales price
            10,001 and up                               18% of AI sales price

* "Total number of Sales" shall mean the total number of Software sold by AI.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate by its duly authorized officers or representatives as of the date first above written.

Virtual Reality Laboratories, Inc.       A.I. Soft, Inc.

By:_______________________               By:___________________________

Name:_____________________               Name:_________________________

Title:______________________             Title:__________________________

                                 APPENDIX NO. 3
                                       TO
                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT
         BETWEEN VIRTUAL REALITY LABORATORIES, INC. AND A.I. SOFT, INC.
                          (DISTANT SUNS FOR MACINTOSH)


This Appendix, made and entered into this 6th day of January, 1995 by and between VIRTUAL REALITY LABORATORIES, INC. and A.I. SOFT, INC. pursuant to the Software Development and License Agreement dated January 6, 1995 ("Basic Agreement") between the parties,

         1. Subject Software

               (1) Software : Distant Suns/J for Macintosh Ver2.0

               (2) Original Software : Distant Suns for Macintosh Ver2.0

         2. Specifications

               (1) Software shall operate on the following platforms:

               (a) Apple's Macintosh series personal computers (on which Apple's Kanji Talk 7 can be operated).

               (2) Software shall include a resource data in text form to support double-byte ASCII Japanese character code.

         3. Development Schedule and Tasks of VRL and AI for Software:

               (1) VRL shall deliver the resource file in text form of Original Software to AI by March 7, 1995;

               (2) AI shall translate the resource data of Original Software delivered by VRL into the Japanese language in double-byte ASCII Japanese character code format, and deliver such translated resource file in text form to VRL by March 21, 1995;

               (3) VRL shall compile the translated resource file in text form delivered or transferred by AI and develop the Alpha (a) version of Software, and deliver the Alpha (a) version of Software stored in floppy disks to AI by March 31, 1995;

               (4) AI shall test and evaluate the Alpha (a) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by April 7, 1995.

               (5) VRL shall develop the Beta (b) version of Software, and deliver the Beta (b) version of Software stored in CD-R disk to AI by April 14, 1995;

               (6) AI shall test and evaluate the Beta (b) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by April 21, 1995;

               (7) VRL shall develop the Final version of Software, and deliver a master copy of the Final version of Software stored in CD-R disk to AI by April 28, 1995; and

               (8) AI shall test and evaluate the Final version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by May 10, 1995.

         4. Royalty.

            The rate of Royalty shall be as follows:

            Total Number of Sales (*)                   Rate of Royalty

            From 0 to 2,000                             26% of AI sales price
            from 2,001 to 4,000                         24% of AI sales price
            from 4,001 to 6,000                         22% of AI sales price
            from 6,001 to 8,000                         20% of AI sales price
            from 8,001 to 10,000                        19% of AI sales price
            10,001 and up                               18% of AI sales price

* "Total number of Sales" shall mean the total number of Software sold by AI.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate by its duly authorized officers or representatives as of the date first above written.

Virtual Reality Laboratories, Inc.      A.I. Soft, Inc.

By:_______________________              By:___________________________

Name:_____________________              Name:_________________________

Title:______________________            Title:__________________________

                                 APPENDIX NO. 4
                                       TO
                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT
         BETWEEN VIRTUAL REALITY LABORATORIES, INC. AND A.I. SOFT, INC.
                            (VISTA PRO FOR MACINTOSH)


         This Appendix, made and entered into this 6th day of January, 1995 by and between VIRTUAL REALITY LABORATORIES, INC. and A.I. SOFT, INC. pursuant to the Software Development and License Agreement dated January 6, 1995 ("Basic Agreement") between the parties,

         1. Subject Software

               (1) Software : Vista Pro/J for Macintosh Ver3.0

               (2) Original Software : Vista Pro for Macintosh Ver3.0

         2. Specifications

               (1) Software shall operate on the following platforms:

               (a) Apple's Macintosh series personal computers (on which Apple's Kanji Talk 7 can be operated).

               (2) Software shall include a resource data in text form to support double-byte ASCII Japanese character code.

         3. Development Schedule and Tasks of VRL and AI for Software:

               (1) VRL shall deliver the resource file in text form of Original Software to AI by April 7, 1995;

               (2) AI shall translate resource data of Original Software delivered by VRL into the Japanese language in double-byte ASCII Japanese character code format, and deliver such translated resource file in text form to VRL by April 21, 1995;

               (3) VRL shall compile the translated resource file in text form delivered or transferred by AI and develop the Alpha (a) version of Software, and deliver the Alpha (a) version of Software stored in floppy disks to AI by April 28, 1995;

                  (4) AI shall test and evaluate the Alpha (a) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by May 10, 1995.

               (5) VRL shall develop the Beta (b) version of Software, and deliver the Beta (b) version of Software stored in CD-R disk to AI by May 16, 1995;

               (6) AI shall test and evaluate the Beta (b) version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by May 23, 1995;

               (7) VRL shall develop the Final version of Software, and deliver a master copy of the Final version of Software stored in CD-R disk to AI by May 31, 1995; and

               (8) AI shall test and evaluate the Final version of Software delivered by VRL and report the result of such test and evaluation to VRL in writing, by facsimile or telephone by June 7, 1995.

         4. Royalty.

            The rate of Royalty shall be as follows:

            Total Number of Sales (*)                   Rate of Royalty

            From 0 to 2,000                             26% of AI sales price
            from 2,001 to 4,000                         24% of AI sales price
            from 4,001 to 6,000                         22% of AI sales price
            from 6,001 to 8,000                         20% of AI sales price
            from 8,001 to 10,000                        19% of AI sales price
            10,001 and up                               18% of AI sales price

* "Total number of Sales" shall mean the total number of Software sold by AI.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate by its duly authorized officers or representatives as of the date first above written.

Virtual Reality Laboratories, Inc.      A.I. Soft, Inc.

By:_______________________              By:___________________________

Name:_____________________              Name:_________________________

Title:______________________            Title:__________________________